Exhibit 99.1
FLEETCOR Reports Fourth Quarter and Fiscal-Year 2016 Financial Results

NORCROSS, Ga., February 8, 2017— FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global provider of fuel cards and workforce payment products to businesses, today reported financial results for its fourth quarter and year ended December 31, 2016.

“Q4 revenue and adjusted net income per share finished above the high end of our guidance range, and Q4 new sales bookings recovered quite nicely,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “We are expecting 2017 to be a great year, with organic revenue growth accelerating to 10%, and adjusted net income projected to grow 19%, at the mid-point of the guidance range.”

Financial Results for Fourth Quarter of 2016:

GAAP Results

•	Total revenues increased 20% to $515.0 million in the fourth quarter of 2016 compared to $430.6 million in the fourth quarter of 2015.

•
GAAP net income increased 81% to $95.4 million in the fourth quarter of 2016 compared to $52.8 million in the fourth quarter of 2015. Included in the fourth quarter of 2016 and 2015 were non-cash impairment charges related to our minority investment in Masternaut of $36 million and $40 million, respectively. Also, included in GAAP net income was non-cash stock based compensation expense of $13.9 million and $45.7 million in the fourth quarter of 2016 and 2015, respectively.

•	GAAP net income per diluted share increased 79% to $1.00 in the fourth quarter of 2016 compared to $0.56 per diluted share in the fourth quarter of 2015.

Non-GAAP Results1

•	Adjusted revenues[1] (revenues, net less merchant commissions) increased 21% to $489.4 million in the fourth quarter of 2016 compared to $403.1 million in the fourth quarter of 2015.

•	Adjusted net income[1] increased 13% to $180.5 million in the fourth quarter of 2016 compared to $160.2 million in the fourth quarter of 2015.

•	Adjusted net income per diluted share[1] increased 12% to $1.90 in the fourth quarter of 2016 compared to $1.70 in the fourth quarter of 2015.

Financial Results for Fiscal-Year 2016:

GAAP Results

•	Total revenues increased 8% to $1,831.5 million in 2016 compared to $1,702.9 million in 2015.

•
GAAP net income increased 25% to $452.4 million in 2016 compared to $362.4 million in 2015. Included in 2016 and 2015 were non-cash impairment charges related to our minority investment in Masternaut of $36 million and $40 million, respectively. Also, included in GAAP net income was non-cash stock based compensation expense for 2016 and 2015 of $64 million and $90 million, respectively.

•	GAAP net income per diluted share increased 23% to $4.75 in 2016 compared to $3.85 per diluted share in 2015.

Non-GAAP Results1

•	Adjusted revenues[1] (revenues, net less merchant commissions) increased 8% to $1,727.2 million in 2016 compared to $1,594.6 million in 2015.

•	Adjusted net income[1] increased 11% to $659.2 million in 2016 compared to $592.6 million in 2015.

•	Adjusted net income per diluted share[1] increased 10% to $6.92 in 2016 compared to $6.30 in 2015.

1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2-3 and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 5.

Fiscal-Year 2017 Outlook:

“In 2017, we expect that the macro-economic environment will finally turn around, and positively impact revenue by approximately $30 million, and adjusted net income per share by $0.12. However, higher projected interest rates and an unfavorable tax comparison to 2016 will more than offset the favorable macro, and result in a net unfavorable impact to adjusted net income per share of approximately $0.12,” said Eric Dey, chief financial officer FLEETCOR Technologies, Inc.

For 2017, FLEETCOR Technologies, Inc. financial guidance and assumptions are as follows:

•	Total revenues between $2,170 million and $2,230 million;

•	GAAP net income between $550 million and $570 million;

•	GAAP net income per diluted share between $5.78 and $5.98;

•	Adjusted net income[1] between $770 million and $790 million; and

•	Adjusted net income per diluted share[1] between $8.10 and $8.30.

FLEETCOR’s guidance assumptions for 2017 are as follows:

•
Weighted fuel prices equal to $2.43 per gallon average in the U.S. for those businesses sensitive to the movement in the retail price of fuel for 2017 compared to $2.15 per gallon average in the U.S. in 2016, up approximately 13%.

•	Market spreads returning closer to historical levels, up slightly from the 2016 average.

•	Foreign exchange rates equal to the seven day average ended January 22, 2017.

•	Interest expense of $100 million compared to $72 million in 2016.

•	Fully diluted shares outstanding of 95 million shares.

•	Full year tax rate of approximately 29.5% for 2017 compared to 28.0% in 2016, excluding losses from our minority investment.

•	No impact related to acquisitions or material new partnership agreements not already disclosed.

FLEETCOR’s guidance assumption for the first quarter of 2017:

For those of you that are looking for guidance for the first quarter, the business has some seasonality and typically the first quarter is the lowest in terms of both revenue and profit. First quarter seasonality is impacted by weather, holidays in the U.S., and lower business levels in Brazil, due to summer break and the Carnival celebration that occurs in the first quarter.

With that said, the Company is expecting the first quarter adjusted net income per diluted share to be between $1.82 and $1.88. Additionally, volumes will build throughout the year, and new asset initiatives are expected to gain momentum throughout the year resulting in higher earnings per share in second through fourth quarters.

FLEETCOR Metrics:

FLEETCOR is providing a new set of metrics some of which are included in today’s press release. The new metrics are as follows:

•	Revenue by geography

•	Revenue by product category

•	Major sources of revenue

•	Revenue per transaction by product category

Preliminary unaudited statements of income for the three and 12 months periods ended December 31, 2016 and balance sheets as of December 31, 2016 accompany this press release.  Statements of cashflows will be provided in the Company’s 10-K, which will be filed at a later date.
Conference Call
The company will host a conference call to discuss fourth quarter and fiscal-year 2016 financial results today at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 407-0784, or for international callers (201) 689-8560. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13653942. The replay will be available until February 15, 2017. The call will be webcast live from the company's investor relations website at investor.fleetcor.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR's beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to macro- economic conditions and estimated impact of these conditions on our operations and financial results, revenue and earnings guidance and assumptions underlying financial guidance. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such partnerships or acquired businesses; failure to successfully expand business internationally, as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 29, 2016. FLEETCOR believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FLEETCOR does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non-GAAP Financial Measures
Adjusted revenue is calculated as revenues, net less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, (c) amortization of the premium recognized on the purchase of receivables, (d) our proportionate share of amortization of intangible assets at our equity method investment, (e) a non-recurring net gain at our equity method investment and (f) impairment of our equity method investment. The Company uses adjusted revenue’s as a basis to evaluate the Company’s revenues, net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The Company believes this is a more effective way to evaluate the company’s revenue performance. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe one-time non-recurring gains and impairment charges do not necessarily reflect how our equity method investment and business is performing. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1. A reconciliation of GAAP to non-GAAP guidance is provided in the attached exhibit 5.

Management uses adjusted revenues and adjusted net income:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues, adjusted net income, and adjusted net income per diluted share are key measures used by the company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FLEETCOR
FLEETCOR is a leading global provider of fuel cards and workforce payment products to businesses. FLEETCOR's payment programs enable businesses to better control employee spending and provide card-accepting merchants with a high volume customer base that can increase their sales and customer loyalty. FLEETCOR serves commercial accounts in North America, Latin America, Europe, and Australia/New Zealand. For more information, please visit www.FLEETCOR.com.

Contact:
Investor Relations
investor@fleetcor.com
(770) 729-2017

FleetCor Technologies, Inc. and subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016¹	2015	2016¹	2015
Revenues, net	$514,953	$430,601	$1,831,546	$1,702,865
Expenses:
Merchant commissions	25,590	27,480	104,345	108,257
Processing	98,676	84,194	355,414	331,073
Selling	38,763	28,064	131,443	109,075
General and administrative	74,541	100,938	283,625	297,715
Depreciation and amortization	61,408	48,018	203,256	193,453
Other operating, net	—	(4,242)	(690)	(4,242)
Operating income	215,975	146,149	754,153	667,534
Equity method investment loss	38,603	43,742	36,356	57,668
Other expense, net	1,926	178	2,982	2,523
Interest expense, net	21,991	16,521	71,896	71,339
Total other expense	62,520	60,441	111,234	131,530
Income before income taxes	153,455	85,708	642,919	536,004
Provision for income taxes	58,031	32,878	190,534	173,573
Net income	$95,424	$52,830	$452,385	$362,431
Basic earnings per share	$1.03	$0.57	$4.89	$3.94
Diluted earnings per share	$1.00	$0.56	$4.75	$3.85
Weighted average shares outstanding:
Basic shares	92,574	92,321	92,597	92,023
Diluted shares	95,235	94,350	95,213	94,139

[1]

Reflects the impact of the Company's adoption of Accounting Standards Update 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, to simplify several aspects of the accounting for share-based compensation, including the income tax consequences.

FleetCor Technologies, Inc. and subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	December 31, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$475,018	$447,152
Restricted cash	168,752	167,492
Accounts and other receivables (less allowance for doubtful accounts of $32,506 and $21,903, at December 31, 2016 and December 31, 2015, respectively)	1,202,009	638,954
Securitized accounts receivable — restricted for securitization investors	591,000	614,000
Prepaid expenses and other current assets	79,565	68,113
Deferred income taxes	—	8,913
Total current assets	2,516,344	1,944,624
Property and equipment	253,361	163,569
Less accumulated depreciation and amortization	(110,857)	(82,809)
Net property and equipment	142,504	80,760
Goodwill	4,171,964	3,546,034
Other intangibles, net	2,653,233	2,183,595
Equity method investment	36,200	76,568
Other assets	70,531	58,225
Total assets	$9,590,776	$7,889,806
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,151,432	$669,528
Accrued expenses	218,543	150,677
Customer deposits	530,787	507,233
Securitization facility	591,000	614,000
Current portion of notes payable and other obligations	745,506	261,100
Other current liabilities	38,781	44,936
Total current liabilities	3,276,049	2,247,474
Notes payable and other obligations, less current portion	2,521,727	2,059,900
Deferred income taxes	660,320	713,428
Other noncurrent liabilities	48,642	38,957
Total noncurrent liabilities	3,230,689	2,812,285
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized, 121,259,960 shares issued and 91,836,938 shares outstanding at December 31, 2016; and 120,539,041 shares issued and 92,376,335 shares outstanding at December 31, 2015	121	121
Additional paid-in capital	2,074,094	1,988,917
Retained earnings	2,218,721	1,766,336
Accumulated other comprehensive loss	(666,403)	(570,811)
Less treasury stock, 29,423,022 and 28,162,706 shares at December 31, 2016 and December 31, 2015, respectively	(542,495)	(354,516)
Total stockholders’ equity	3,084,038	2,830,047
Total liabilities and stockholders’ equity	$9,590,776	$7,889,806

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES AND PRO FORMA INFORMATION
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues, net	$514,953	$430,601	$1,831,546	$1,702,865
Merchant commissions	25,590	27,480	104,345	108,257
Total adjusted revenues	$489,363	$403,121	$1,727,201	$1,594,608

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended December 31,			Year Ended December 31,
	2016²	2015		2016²	2015
Net income	$95,424	$52,830		$452,385	$362,431
Stock based compensation	13,921	45,735		63,946	90,122
Amortization of intangible assets	49,180	39,685		161,635	159,740
Amortization of premium on receivables	1,478	811		5,165	3,250
Amortization of deferred financing costs and discounts	2,014	1,754		7,582	7,049
Amortization of intangibles at equity method investment	2,560	2,261		10,093	10,665
Non recurring net gain at equity method investment	—	—		(10,845)	—
Impairment of equity method investment	36,065	40,000		36,065	40,000
Total pre-tax adjustments	105,218	130,246		273,641	310,826
Income tax impact of pre-tax adjustments at the effective tax rate[3]	(20,121)	(22,874)	[1]	(66,850)	(80,632)
Adjusted net income	$180,521	$160,201		$659,176	$592,625
Adjusted net income per diluted share	$1.90	$1.70		$6.92	$6.30
Diluted shares	95,235	94,350		95,213	94,139

[1]
Effective tax rate utilized excludes the impact of a one time tax benefit recognized during the three months and year ended December 31, 2015 of approximately $0.8 million, as well as adjustments related to our equity method investment for all periods presented.

[2]
Reflects the impact of the Company's adoption of Accounting Standards Update 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, to simplify several aspects of the accounting for share-based compensation, including the income tax consequences.

[3]
Excludes the results of our equity method investment on our effective tax rate, as results from our equity method investment are reported within the Consolidated Income Statements on a post-tax basis and no tax-over-book outside basis differences related to our equity method investment reversed during 2016.

Exhibit 2
Transaction Volume, Revenues and Adjusted Revenue, Per Transaction by Segment and by Product Category
(In millions except revenues, net per transaction and adjusted revenues per transaction)
(Unaudited)

The following table presents revenue and revenue per transaction, by segment.

	Three Months Ended December 31,				Year Ended December 31,
	2016	2015	Change	% Change	2016	2015	Change	% Change
NORTH AMERICA
'- Transactions[2]	501.5	522.3	(20.8)	(4.0)%	1,718.7	1,667.5	51.2	3.1%
'- Revenues, net per transaction	$0.66	$0.60	$0.05	9.1%	$0.74	$0.74	$0.01	0.7%
'- Revenues, net	$328.6	$313.6	$14.9	4.8%	$1,279.1	$1,232.0	$47.1	3.8%
INTERNATIONAL
'- Transactions	274.4	45.8	228.6	499.0%	507.8	183.9	323.9	176.2%
'- Revenues, net per transaction	$0.68	$2.55	$(1.87)	(73.4)%	$1.09	$2.56	$(1.47)	(57.5)%
'- Revenues, net	$186.4	$117.0	$69.4	59.3%	$552.4	$470.9	$81.5	17.3%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions[2]	775.9	568.1	207.8	36.6%	2,226.5	1,851.4	375.1	20.3%
'- Revenues, net per transaction	$0.66	$0.76	$(0.09)	(12.4)%	$0.82	$0.92	$(0.10)	(10.6)%
'- Revenues, net	$515.0	$430.6	$84.4	19.6%	$1,831.5	$1,702.9	$128.7	7.6%

FLEETCOR CONSOLIDATED ADJUSTED REVENUES[1]
'- Transactions[2]	775.9	568.1	207.8	36.6%	2,226.5	1,851.4	375.1	20.3%
'- Adjusted revenues per transaction	$0.63	$0.71	$(0.08)	(11.1)%	$0.78	$0.86	$(0.09)	(9.9)%
'- Adjusted revenues	$489.4	$403.1	$86.2	21.4%	$1,727.2	$1,594.6	$132.6	8.3%

1
Adjusted revenues is a non-GAAP financial measure defined as revenues, net less merchant commissions. The Company believes this measure is a more effective way to evaluate the Company’s revenue performance. Refer to Exhibit 1 for a reconciliation of revenues, net to adjusted revenues.

2
Includes approximately 403 million and 429 million transactions for the three months ended December 31, 2016 and 2015, respectively, and approximately 1,327 million and 1,300 million transactions for the years ended December 31, 2016 and 2015, respectively, related to our SVS business acquired with Comdata in the fourth quarter of 2014.

The following table presents revenue and revenue per transaction, by product category.

	Year Ended December 31,
	2016	2015	Change	% Change
FUEL CARDS
'- Transactions	502.5	473.0	29.5	6.2%
'- Revenues, net per transaction	$2.24	$2.36	$(0.12)	(5.1)%
'- Revenues, net	$1,124.2	$1,115.6	$8.7	0.8%
GIFT
'- Transactions	1,327.4	1,300.4	27.0	2.1%
'- Revenues, net per transaction	$0.14	$0.13	$0.01	6.4%
'- Revenues, net	$184.7	$170.1	$14.6	8.6%
CORPORATE PAYMENTS
'- Transactions	38.7	31.9	6.8	21.3%
'- Revenues, net per transaction	$4.64	$5.09	$(0.45)	(8.8)%
'- Revenues, net	$179.6	$162.3	$17.3	10.6%
TOLLS
'- Transactions	326.7	12.4	314.2	2,528.1%
'- Revenues, net per transaction	$0.31	$0.75	$(0.44)	(58.1)%
'- Revenues, net	$102.7	$9.3	$93.4	1,000.4%
LODGING
'- Transactions	13.3	13.7	(0.4)	(3.1)%
'- Revenues, net per transaction	$7.58	$6.70	$0.89	13.2%
'- Revenues, net	$100.7	$91.8	$8.9	9.7%
OTHER[3]
'- Transactions	18.0	20.0	(2.0)	(9.9)%
'- Revenues, net per transaction	$7.76	$7.70	$0.05	0.7%
'- Revenues, net	$139.6	$153.8	$(14.2)	(9.3)%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions[2]	2,226.5	1,851.4	375.1	20.3%
'- Revenues, net per transaction	$0.82	$0.92	$(0.10)	(10.6)%
'- Revenues, net	$1,831.5	$1,702.9	$128.7	7.6%

3	Other includes telematics, maintenance and transportation related businesses.

Exhibit 3
Revenues by Geography, Product and Source
(In millions)
(Unaudited)

	Year Ended December 31,
	2016	%	2015	%
Revenue by Geography*
US	$1,279	70%	$1,232	72%
UK	229	13%	248	15%
Brazil	168	9%	85	5%
Other	156	9%	138	8%
Consolidated Revenues, net	$1,832	100%	$1,703	100%
*Columns may not calculate due to impact of rounding.

	Year Ended December 31,
	2016	%	2015	%
Revenue by Product Category*
Fuel Cards	$1,124	61%	$1,116	66%
Gift	185	10%	170	10%
Corporate Payments	180	10%	162	10%
Tolls	103	6%	9	1%
Lodging	101	5%	92	5%
Other	140	8%	154	9%
Consolidated Revenues, net	$1,832	100%	$1,703	100%
*Columns may not calculate due to impact of rounding.

	Year Ended December 31,
	2016	%	2015	%
Major Sources of Revenue*
Customer
Processing and Program Fees	$904	49%	$776	46%
Late Fees and Finance Charges	113	6%	110	6%
Other	30	2%	28	2%
	1,048	57%	914	54%
Merchant
Interchange (Fuel)[1]	278	15%	294	17%
Interchange (NonFuel)[2]	173	9%	162	10%
Tied to Fuel-Price Spreads	200	11%	211	12%
Program Fees	133	7%	123	7%
	784	43%	789	46%
Consolidated Revenues, net	$1,832	100%	$1,703	100%
1Interchange revenue directly influenced by the absolute price of fuel and other interchange related to fuel products.
2Interchange revenue related to nonfuel products.
*Columns may not calculate due to impact of rounding.

Exhibit 4
Segment Results
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues, net:
North America	$328,560	$313,624	$1,279,102	$1,231,957
International	186,393	116,977	552,444	470,908
	$514,953	$430,601	$1,831,546	$1,702,865
Operating income:
North America	$139,192	$90,274	$506,413	$442,052
International	76,783	55,875	247,740	225,482
	$215,975	$146,149	$754,153	$667,534
Depreciation and amortization:
North America	$33,302	$31,663	$129,653	$127,863
International	28,106	16,355	73,603	65,590
	$61,408	$48,018	$203,256	$193,453
Capital expenditures:
North America	$10,499	$5,373	$39,000	$19,883
International	6,635	6,976	20,011	21,992
	$17,134	$12,349	$59,011	$41,875

Exhibit 5
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles 2017 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	2017 Guidance
	Low*	High*
Net income	$550	$570
Net income per diluted share	$5.78	$5.98

Stock based compensation	76	76
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	221	221
Amortization of intangibles at equity method investment	10	10
Total pre-tax adjustments	308	308
Income tax impact of pre-tax adjustments at the effective tax rate**	(88)	(88)
Adjusted net income	$770	$790
Adjusted net income per diluted share	$8.10	$8.30

Diluted shares	95	95

* Columns may not calculate due to impact of rounding.
** Excludes the results of our equity method investment on our effective tax rate, as results from our equity method investment are reported within the Consolidated Income Statements on a post-tax basis and no tax-over-book outside basis differences related to our equity method investment are expected to reverse during 2017.

The following table reconciles first quarter 2017 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	Q1 2017 Guidance
	Low*	High*
Net income	$118	$124
Net income per diluted share	$1.24	$1.30

Stock based compensation	19	19
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	55	55
Amortization of intangibles at equity method investment	3	3
Total pre-tax adjustments	77	77
Income tax impact of pre-tax adjustments at the effective tax rate**	(22)	(22)
Adjusted net income	$173	$179
Adjusted net income per diluted share	$1.82	$1.88

Diluted shares	95	95

* Columns may not calculate due to impact of rounding.
** Excludes the results of our equity method investment on our effective tax rate, as results from our equity method investment are reported within the Consolidated Income Statements on a post-tax basis and no tax-over-book outside basis differences related to our equity method investment are expected to reverse during Q1 2017.